EXHIBIT 99.7

CONSENT TO BE IDENTIFIED AS A PROPOSED DIRECTOR

I, David Niermeyer, hereby consent to being identified as a proposed director of Partners Trust Financial Group, Inc. (the “Company”) and SBU Bank in the Company’s prospectus to be included in a registration statement on Form S-4.

By:	/s/ David Niermeyer

David Niermeyer

Dated: February 27, 2004